Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the 2007 Equity Incentive Plan and 2002 Stock Plan of Data Domain, Inc. of our report dated March 29, 2007, with respect to the consolidated financial statements and schedule of Data Domain, Inc. included in its Registration Statement on Form S-1 (No. 333-141716), as amended, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

August 10, 2007